Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES CHANGES IN MANAGEMENT CONSULTING TEAM THAT SERVICES THE CHEMICALS SECTOR

Achieving Full Year Revenue Growth of Approximately 6% Now Unlikely

BOSTON, June 12, 2012 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing management, economic and financial consulting services, today announced changes in the management consulting team that services the chemicals sector (CS) following the departure of a senior member of the CS team.  As a result, the Company anticipates a significant reduction in the number of CS consulting staff.  CS accounted for approximately 5% of aggregate firm net revenue in fiscal 2011. These changes will negatively impact net revenue during the remainder of fiscal 2012. This, coupled with the revenue deficit experienced in the first quarter of fiscal 2012, makes achieving full year, company-wide growth of approximately 6% unlikely. The Company continues to target company-wide utilization in the low to mid 70% range for the balance of the year and a fourth quarter non-GAAP operating margin of approximately 11%.

“We have an ongoing program to create a more cohesive and higher performing Management Consulting team at CRA serving selected target sectors including oil and gas, industrials, chemicals, consumer products, healthcare and financial services/insurance,” said CRA’s President and Chief Executive Officer Paul Maleh.  “The recent performance of Management Consulting is improving and we expect this trend will continue through the remainder of fiscal 2012.”

The Company plans to report its second-quarter results and provide an update on its progress on July 26, 2012.

Statements in this press release concerning the future business, operating results, estimated cost savings, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” “target,” “optimistic,” “plan,” or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual performance or results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s stock-based compensation, dependence on key personnel, attracting, recruiting and retaining qualified consultants, dependence on outside experts, utilization rates, completing acquisitions and factors related to its completed acquisitions, including integration of personnel, clients and offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect the Company’s practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s management consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.